UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 11, 2020

Professional Holding Corp.

(Exact name of registrant as specified in its charter)

Florida	001-39215	46-5144312
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

396 Alhambra Circle, Suite 255, Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (786) 483-1757

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PFHD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

PROFESSIONAL HOLDING CORP.

FORM 8-K

CURRENT REPORT

Item 7.01 Regulation FD Disclosure

On February 11, 2020, Professional Holding Corp. (the “Company”) issued a press release announcing the closing of its initial public offering of 3,565,000 shares of its Class A common Stock, including the full exercise of the underwriters’ option to purchase additional shares, a copy of which is attached hereto as Exhibit 99.1 and incorporate by reference herein.

Information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

On February 11, 2020, the Company closed its initial public offering of 3,565,000 shares of its Class A common Stock (the “Shares”), including the full exercise of the underwriters’ option to purchase additional shares. The Company raised approximately $59.7 million in net proceeds at the completion of the initial public offering.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL HOLDING CORP.

Date: February 12, 2020	By:	/s/ Michael C. Sontag
Michael C. Sontag
EVP and General Counsel